WINTHROP REALTY TRUST ANNOUNCES THIRD QUARTER 2008 RESULTS

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 6, 2008 – Winthrop Realty Trust (NYSE:FUR) announced today financial and operations results for the third quarter ended September 30, 2008.  All per share amounts are on a diluted basis.

2008 Third Quarter Highlights and Recent Events

•
The Company increased cash, cash equivalents and restricted cash to $218.8 million at September 30, 2008 from $42.6 million at the end of 2007, which amount is inclusive of $70 million of borrowings under our credit line with KeyBank, $33.7 million of which was repaid in October 2008.

•
On August 6, 2008, Lex-Win Acquisition, a venture in which the Company held a 28% ownership interest, sold all of its shares of Piedmont Office Realty Trust for an aggregate price of $32.3 million.  The Company received a distribution of its pro-rata share of $9.0 million in connection with this sale.

•
On August 20, 2008, the Company acquired through a venture with Sealy & Company Inc. a six building office-flex campus containing approximately 470,000 square feet in Northwest Atlanta, Georgia.  The campus is both similar and adjacent to the twelve building office-flex campus containing approximately 472,000 square feet previously acquired in a venture with Sealy in Northwest Atlanta, Georgia.  The purchase price for the property was $47.0 million, inclusive of assumed debt.  The venture assumed an existing $37.0 million, 6.12% first mortgage loan encumbering the property which matures in November 2016.  The Company’s initial percentage ownership in the new venture is 68%.

•
In September, Winthrop’s board of trustees approved a common share repurchase plan in which the Company can repurchase up to 5,000,000 of its outstanding common shares.  During October 2008, the Company repurchased 350,000 of its common shares at an average price of approximately $2.66 per common share aggregating approximately $0.93 million.

•
On October 28, 2008, the Company acquired in a privately negotiated transaction 3,500,000 shares of Lexington Realty Trust’s common stock at a purchase price of $5.60 per share and obtained seller non-recourse financing equal to 50% of the purchase price, which financing has a term of three years, bears interest at a rate of 3-month LIBOR plus 250 basis points and requires margin calls only at such time as the loan amount equals or exceeds 60% of the value of the shares.

•
On October 29, 2008 and November 3, 2008, the Company acquired a total of 1,024,000 of its Series B-1 Preferred Shares for a gross price of approximately $18.6 million, inclusive of transaction costs, which represents a 27.4% discount from their liquidation value.

•	With respect to the Marc Realty portfolio:
➢
On July 7, 2008, the Company made a $1.05 million participating mezzanine loan on a newly acquired property in the Marc Realty portfolio, located at 180 North Wacker, Chicago, Illinois.  The loan bears interest at 8.5%, requires monthly payments of interest only and matures on April 18, 2012.  In connection with the loan, the Company acquired an equity interest in the borrower which entitles it to share in operating cash flow and capital proceeds.

•	With respect to its Concord Debt Holdings LLC (“Concord”) joint venture debt platform:
➢	On July 28, 2008, the Company received a distribution of $10.0 million from our equity investment in Concord.
➢
On August 2, 2008, a subsidiary of Inland American Real Estate Trust Inc. (“Inland American”) agreed to contribute up to $100 million in capital over the next 18 months to Concord to be used primarily for new investments by Concord, and with Inland American’s agreement, to satisfy any future margin calls or prepayments on Concord’s credit facilities.  In connection with its investment in Concord, Inland American is entitled to receive a priority return of 10% on its contributed and unreturned capital.

➢
On October 31, 2008, Concord reduced the balance on its repurchase line with Column Financial by $42.6 million and extended the line through March 2011, which funds were provided by a capital contribution from Inland American.

➢	Concord extended one of its repurchase lines with RBS/Greenwich which was scheduled to expire December 15, 2008 for a period of one year and reduced the balance due by $4.0 million to $21.5 million.
➢
Concord repurchased approximately $2.0 million of the Class E and approximately $2.0 million of the Class F bonds issued by Concord Real Estate CDO 2006-1, Ltd. for an aggregate price of approximately $1.0 million, representing a discount of 74%.

➢
Concord has reduced its leverage ratio to approximately 68% from approximately 76% as of December 31, 2007.  Overall indebtedness decreased from $849.0 million at December 31, 2007 to $689.0 million at October 31, 2008.

Third Quarter 2008 Financial Results

•
Net income for the quarter ended September 30, 2008 was $2.2 million, or $0.03 per share, compared with net income of $5.4 million, or $0.08 per share, for the three months ended September 30, 2007.  This decrease in earnings for the comparable periods was due primarily to a $1.9 million decrease in revenues with respect to the Company’s preferred equity investments in the Marc Realty portfolio, as 2007 results included equity participating income of $1.5 million relating to the sale of a property.  Additionally, interest income decreased by approximately $900,000 as a result of the sale of the Company’s investment in Fannie Mae and Freddie Mac mortgage backed securities in February 2008.

•
Funds from Operations (FFO) available to common shareholders for the quarter ended September 30, 2008 was $5.3 million, or $0.07 per share, compared with $10.2 million, or $0.12 per share, for the quarter ended September 30, 2007.

•	At September 30, 2008, the Company’s assets consisted of:
➢	Operating properties comprising approximately 9.7 million square feet of space, including assets in the Marc Realty and Sealy portfolios, and 230 rental units at a multi-family property;
➢	$73.0 million of directly held loan assets and a $135.5 million equity investment in Concord which itself held assets with a carrying value of $1.05 billion; and
➢	Cash and cash equivalents, including restricted cash, of $218.8 million.

•
Declared a regular quarterly cash dividend of $0.065 per common share, which was paid on October 15, 2008.  Winthrop currently pays an annualized dividend of $0.26 per common share (excluding any special dividends).

Michael L. Ashner, Winthrop Realty Trust’s Chairman and Chief Executive Officer, commented, “In view of the worsening economic environment and the erosion of real estate equity values which transpired over the past 15 months, we continued to focus our efforts primarily on increasing our corporate liquidity and delevering our balance sheet.  These adverse market conditions have, however, begun to provide the Company with investment opportunities which demonstrate risk adjusted returns at levels which we have not observed since early 2000, and which we are actively but selectively pursuing.”

Conference Call Information

The Company will host a conference call to discuss its third quarter 2008 financial results today, Thursday, November 6, 2008 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.

A replay of the call will be available through December 6, 2008 by dialing (877) 660-6853; account #286, confirmation #296241.  An online replay will also be available through December 6, 2008.

About Winthrop Realty Trust

Winthrop Realty Trust is real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements.  It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the annual report on Form 10-K/A for the year ended December 31, 2007 as well as its subsequent filings with the SEC.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.

Condensed Financial Results

Financial results for the three and nine months ended September 30, 2008 and 2007 are as follows (unaudited, in thousands except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Rents and reimbursements	$10,873	$9,876	$32,533	$30,716
Interest and dividends	379	2,415	1,262	10,337
	11,252	12,291	33,795	41,053

Expenses
Property operating	1,848	1,556	5,517	3,895
Real estate taxes	766	499	2,180	1,366
Depreciation and amortization	3,020	2,950	9,065	8,813
Interest	5,889	6,911	17,110	21,942
Provision for loss on loan receivable	-	-	-	1,266
Impairment loss on available for sale securities	-	-	207	-
General and administrative	1,566	2,028	5,119	5,860
State and local taxes	13	14	235	485
	13,102	13,958	39,433	43,627

Other income
Earnings from preferred equity investments	1,100	3,044	2,518	10,441
Equity in earnings (loss) of equity investments	2,323	2,440	(16,198)	6,203
Gain on sale of available for sale securities	-	-	2,029	9,982
Gain on sale of mortgage-backed securities available for sale	-	-	454	-
Gain on sale of other assets	24	-	24	-
Loss on early extinguishment of debt	-	-	-	(320)
Interest income	761	632	1,425	2,658
	4,208	6,116	(9,748)	28,964

Income (loss) from continuing operations before minority interest	2,358	4,449	(15,386)	26,390

Minority interest	178	(40)	264	502

Income (loss) from continuing operations	2,180	4,489	(15,650)	25,888

Discontinued operations
Income from discontinued operations	49	881	134	959

Net income (loss)	$2,229	$5,370	$(15,516)	$26,847

Per Common Share data – Basic
Income (loss) from continuing operations	$0.03	$0.07	$(0.21)	$0.35
Income from discontinued operations	-	0.01	-	0.01
Net income (loss)	$0.03	$0.08	$(0.21)	$0.36

Per Common Share data - Diluted
Income (loss) from continuing operations	$0.03	$0.07	$(0.21)	$0.35
Income from discontinued operations	-	0.01	-	0.01
Net income (loss)	$0.03	$0.08	$(0.21)	$0.36

Basic Weighted-Average Common Shares	78,583	65,846	72,849	65,676
Diluted Weighted-Average Common Shares	78,625	65,912	72,849	65,742

Funds From Operations:

The following presents a reconciliation of our net income to our funds from operations for the three and nine months ended September 30, 2008 and 2007 (unaudited, in thousands, except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Net income (loss)	$2,229	$5,370	$(15,516)	$26,847
Real estate depreciation	1,705	1,554	5,006	4,624
Amortization of capitalized leasing costs	1,267	1,319	3,898	4,001
Real estate depreciation and amortization of unconsolidated interests	914	914	2,591	1,942
Less: Minority interest share of depreciation and amortization	(808)	(721)	(2,436)	(2,208)

Funds from operations	5,307	8,436	(6,457)	35,206
Interest expense on Series B-1 Preferred Shares (1)	-	1,811	-	5,473
Funds from operations applicable to Common Shares plus assumed conversions	$5,307	$10,247	$(6,457)	$40,679

Basic weighted-average Common Shares	78,583	65,846	72,849	65,676
Convertible Preferred Shares (1)	-	22,110	-	22,148
Stock options (2)	42	66	-	66
Diluted weighted-average Common Shares	78,625	88,022	72,849	87,890

Funds from operations per share – diluted	$0.07	$0.12	$(0.09)	$0.46

(1)	The Trust’s convertible preferred shares were considered anti-dilutive for the three months and the nine months ended September 30, 2008.
(2)	The Trust’s stock options were considered anti-dilutive for the nine months ended September 30, 2008.

Most industry analysts and equity REITs generally consider funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT. FFO is defined as net income applicable to common shares before depreciation and amortization, extraordinary items, cumulative effect of accounting changes, gains on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures, net of minority interests, determined on a consistent basis. Given that part of the nature of the Company's business is as a real estate owner and operator, the Company believes that FFO may be helpful to investors as a measure of its operational performance. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity. In addition, the comparability of the Company's FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.”

Other Selected Financial Data:
(in thousands)
	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investments in real estate, net	$244,665	$247,076
Cash and cash equivalents	179,774	36,654
Restricted cash held in escrows	39,044	5,978
Mortgage-backed securities available for sale pledged under repurchase agreements	-	78,141
Loans receivable, net of reserve of $1,266 and $1,266, respectively	16,839	12,496
Accounts receivable, net of reserve of $108 and $163, respectively	11,115	20,835
Available for sale securities	1,081	51,804
Preferred equity investment	56,173	74,573
Equity investments	155,206	179,475
Lease intangibles, net	27,450	31,964
Deferred financing costs, net	3,875	5,309
Assets of discontinued operations	919	1,112
Other assets	-	30
TOTAL ASSETS	$736,141	$745,447

LIABILITIES
Mortgage loans payable	$233,708	$236,925
Repurchase agreements	-	75,175
Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $25 per share liquidating preference, 3,443,825 and 3,930,657 shares outstanding at September 30, 2008 and December 31, 2007, respectively	86,096	98,266
Revolving line of credit	70,000	-
Accounts payable and accrued liabilities	8,707	12,046
Dividends payable	5,113	16,242
Below market lease intangibles, net	4,025	5,021
Deferred income	823	-
TOTAL LIABILITIES	408,472	443,675

MINORITY INTEREST	10,833	9,978

SHAREHOLDERS’ EQUITY
Common shares of beneficial interest, $1 par, unlimited authorized, 78,659,835 and 66,291,837 outstanding at September 30, 2008 and December 31, 2007, respectively	78,660	66,292
Additional paid-in capital	397,865	358,145
Accumulated other comprehensive loss	(4,999)	(8,090)
Accumulated distributions in excess of net income	(154,690)	(124,553)
Total Shareholders’ Equity	316,836	291,794
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$736,141	$745,447

Further details regarding the Company’s results of operations, properties, and tenants are available in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2008 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

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Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614